SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      FIRST TRUST EXCHANGE-TRADED FUND VI
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  ------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


 120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
------------------------------------------------------     -----------------
       (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
      First Trust High Income ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
    First Trust Low Beta Income ETF

 Common Shares of Beneficial Interest,          The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
   First Trust NASDAQ Rising Dividend
             Achievers ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]


Securities Act registration statement file number to which this form relates:
333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust High Income ETF, First Trust Low Beta Income ETF and First Trust NASDAQ Rising Dividend Achievers ETF (the "Funds"), each a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). Applications for listing of the Shares of each Fund have been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares for the First Trust High Income ETF and First Trust Low Beta Income ETF is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on December 18, 2013. A description of the Shares for the First Trust NASDAQ Rising Dividend Achievers ETF is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on December 20, 2013. Such descriptions are incorporated by reference herein.


ITEM 2.   EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED FUND VI



                                      By: /s/ W. Scott Jardine
                                          -------------------------------------
                                          W. Scott Jardine, Secretary

January 3, 2014

                                   Exhibit 1

-------------------------------------------------   ----------------------------
                                                          I.R.S. EMPLOYER
                      FUND                               IDENTIFICATION NO.
-------------------------------------------------   ----------------------------
First Trust High Income ETF                                  80-0953913
-------------------------------------------------   ----------------------------
First Trust Low Beta Income ETF                              80-0953543
-------------------------------------------------   ----------------------------
First Trust NASDAQ Rising Dividend Achievers ETF             37-1745579
-------------------------------------------------   ----------------------------